Exhibit 23


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the company's previously filed Registration Statements File Nos. 33-49467, 33-49553, 333-02023, 33-50069, and
33-62375 of Western Resources, Inc. on Form S-3; Nos. 333-18097 and 333-02711 of Western Resources, Inc. on Form S-4; Nos. 33-57435, 333-13229, 333-06887,
333-20393, and 333-20413 of Western Resources, Inc. on Kansas Gas and
Electric Company on Form S-3.





                                            ARTHUR ANDERSEN LLP
Kansas City, Missouri,
  January 24, 1997
  (February 7, 1997 with
  respect to Note 2 of
  the Notes to Consolidated
  Financial Statements.)